UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2015

CELLECTAR BIOSCIENCES, INC.

(Exact name of registrant as specified in charter)

Delaware	1-36598	04-3321804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 Agriculture Drive, Madison, WI 53716

(Address of Principal Executive Offices) (Zip Code)

(608) 441-8120

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On May 14, 2015, the Audit Committee of the Board of Directors of Cellectar Biosciences, Inc. (the “Company”), after considering the recommendations of management, concluded that the Company’s consolidated financial statements and other financial data as of and for the twelve months ended December 31, 2014 and its condensed consolidated financial statements and other financial data at and for the three and nine months ended September 30, 2014 (collectively, the “Non-Reliance Periods”), as reported in the Company’s Annual Report on Form 10-K filed on March 24, 2015 and Quarterly Report on Form 10-Q filed on November 12, 2014, should not be relied upon because of errors identified therein. The errors that caused the Company to conclude that its financial statements and other financial information for the Non-Reliance Periods should not be relied upon were identified during the course of preparing its financial statements and other financial data for the quarter ended March 31, 2015.

Accordingly, investors, analysts and other persons should not rely upon the Company’s previously released financial statements and other financial data for the Non-Reliance Periods or any press releases, investor presentations or other communications that relate to that information. The Company anticipates that it will file restated financial statements covering these periods as soon as practicable.

Concurrently with the filing of this Current Report on Form 8-K, the Company will file a Form 12b-25 in order to obtain additional time in which to complete its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.

The Audit Committee and management have discussed the matters disclosed in this Item 4.02(a) with the Company’s independent registered public accounting firm.

Additional Information on Restatement

While the Company is continuing to perform a detailed review of its previously reported financial information, the Company currently anticipates that, when all of the necessary adjustments are aggregated, the net cumulative effect on each of its financial statements for the Non-Reliance Periods will be material.

Based on its review to date, the Company anticipates that the restatements will relate to the accounting for common stock purchase warrants issued by the Company in August 2014 (the “August 2014 Warrants”). The August 2014 Warrants contain a cash settlement feature in circumstances when there is no effective prospectus covering issuance of the underlying shares of the Company’s common stock when a warrant holder wishes to exercise the warrant and requests gross settlement rather than net settlement via cashless exercise provided in the warrant.. Based on its review, the Company has determined that the August 2014 Warrants, which were classified as equity in the Company’s financial statements for the Non-Reliance Periods, should have been initially classified as derivative liabilities at their estimated fair value, with changes to the fair market value of the August 2014 Warrants in subsequent periods reported in the Company’s statement of operations.

The Company expects that the restatement will result in an increase to the Company’s total liabilities and a decrease to the Company’s total stockholder’s equity, each as of December 31, 2014 and September 30, 2014, and a decrease to the Company’s net loss for the year ended December 31, 2014 and the three and nine months ended September 30, 2014. The Company does not anticipate that there will be additional adjustments which are material.

The Company has not yet completed their final determination and review of these items, and therefore the information set forth above is preliminary and subject to change. While the Company expects to report the estimated adjustments described herein, there can be no assurance that the final adjustments will not differ materially from the information discussed herein, or that additional errors will not be identified.

Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For example, forward-looking statements include statements regarding the filing of financial statements, the content and timing thereof, the filing of a Form 12b-25, the anticipated effect of the errors, including the anticipated change in the Company’s balance sheets and statements of income, the scope of the errors and the anticipation that additional adjustments will not be material. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “intend,” “expect,” “plan,” “believe,” “estimate,” “predict” or the like. These statements involve risks and uncertainties, and actual results could differ materially from the statements made in this report. Factors that might cause these differences include, but are not limited to, potential delays in the preparation of restated financial statements, the risk that additional information will come to light during the course of the preparation of restated financial statements or the review thereof by the Company’s registered independent accounting firm that alters the scope or magnitude of the restatement, and potential reviews, investigations or other proceedings by government authorities, stockholders or other parties. These and other risk factors are discussed in more detail under the heading “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 24, 2015. Copies are available through the Company’s website at www.cellectar.com. The Company does not assume any obligation to update its forward-looking statements to reflect new information and developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLECTAR BIOSCIENCES, INC.

Date: May 18, 2015	By:	/s/ Chad J. Kolean
Name: Chad J. Kolean
Title: Vice President and Chief Financial Officer

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